UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 ½ N. Spaulding Ave., Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 30, 2008, Atia Group f/k/a Kidron Industrial Holdings, Ltd. (“Atia Group”), of which Emvelco Corp. (the “Company”) is a principal shareholder, notified the Company that it had entered into two (2) material agreements (wherein the Company was not a party but will be directly affected by their terms) with Trafalgar Capital Specialized Investment Fund (“Trafalgar”). Specifically, Attia Group and Trafalgar entered into a Committed Equity Facility Agreement (“CEF”) in the amount of 45,683,750 New Israeli Shekels (approximately US$12,000,000.00 per the exchange rate at the Closing) and a Loan Agreement (“Loan Agreement”) in the amount of US $500,000 (collectively, the “Finance Documents”) pursuant to which Trafalgar grants Atia Group financial backing. The Company is not a party to the Finance Documents.

The CEF sets forth the terms and conditions upon which Trafalgar will advance funds to Atia Group. Trafalgar is commited under the CEF until the earliest to occur of: (i) the date on which Trafalgar has made payments in the aggregate amount of the commitment amount (45,683,750 New Israeli Shekels); (ii) termination of the CEF; and (iii) thirty-six (36) months. In consideration for Trafalgar providing funding under the CEF, the Atia Group will issue Trafalgar ordinary shares, as existing on the dual listing on the Tel Aviv Stock Exchange (TASE) and the London Stock Exchange (LSE) in accordance with the CEF. As a further inducement for Trafalgar entering into the CEF, Trafalgar shall receive that number of ordinary shares as have an aggregate value calculated pursuant to the CEF, of U.S. $1,500,000.

The Loan Agreement provides for a discretionary loan in the amount of $500,000 (“Loan”) and bears interest at the rate of eight and one-half percent (8½%) per annum. The Loan is to be used by Atia Group for the sole purpose of investment in its subsidiary Sitnica d.o.o. which controls the Samobor project in Croatia. The security for the Loan shall be a pledge of Atia Group’s shareholder equity (75,000 shares) in Verge Living Corporation.

The aforementioned transactions as set forth under a non-binding term sheet were reported on the Company’s Form 8K on December 5, 2007.

Simultaneously, on the same date as the aforementioned Finance Documents, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Trafalgar. The Share Exchange Agreement provides that the Company must deliver, from time to time, and at the request of Trafalgar, those shares of Atia Group, in the event that the ordinary shares issued by Atia Group pursuant to the terms of the Finance Documents are not freely tradeable on the Tel Aviv Stock Exchange or the London Stock Exchange. In the event that an exchange occurs, the Company will receive from Trafalgar the same amount of shares that were exchanged. The closing and transfer of each tranche of the Exchange Shares shall take place as reasonably practicable after receipt by the Company of a written notice from Trafalgar that it wishes to enter into such an exchange transaction. To date, all of the Company’s shares in Atia Group are restricted by Israel law for a period of six (6) months since the issuance date, and then such shares may be released in the amount of one percent (1%) (from the total outstanding shares of Atia Group which is the equivalent of approximately 1,250,000 shares per quarter), subject to volume trading restrictions.

Trafalgar is an unrelated third party comprised of a European Euro Fund registered in Luxembourg. The Company, its subsidiaries, officers and directors are not affiliates of Trafalgar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date: February 6, 2008
Beverly Hills, California